                                                                     EXHIBIT 5.1

                                October 25, 1996



Western Wireless Corporation
2001 NW Sammamish Road
Issaquah, Washington 98027

      Re:  Registration Statement on Form S-4 of Western Wireless
           Corporation

Ladies and Gentlemen:

     We have acted as counsel to Western Wireless Corporation (the "Company") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") relating to the offer to exchange (the "Exchange Offer") up to $200,000,000 principal amount of 10 1/2% Senior Subordinated Notes Due 2007 (the "Exchange Notes") for up to $200,000,000 principal amount of the Company's outstanding 10 1/2% Senior Subordinated Notes Due 2007 that were issued and sold in a transaction exempt from regisration under the Securities Act of 1933, as amended (the "Original Notes"). In connection therewith, we have reviewed the Company's Articles of Incorporation, Bylaws, minutes of appropriate meetings, the Indenture under which the Exchange Notes will be issued (the "Indenture"), the Company's Offering Circular dated
October 18, 1996, and such other documents and matters we deemed appropriate.

     Based on this review, it is our opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Washington.

     2. The Exchange Notes have been duly authorized and, when (i) the Company's Board of Directors shall have duly adopted final resolutions authorizing the issuance and exchange of the Exchange Notes as contemplated by the Registration Statement; and (ii) securities representing the Exchange Notes shall have been duly authenticated in accordance with the terms of the Indenture and duly delivered to the recipients thereof in accordance with the terms of the Exchange Offer, will be legally issued, fully paid, non-assessable and binding obligations of the Company and will be enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     3. The material federal income tax consequence of participating in the Exchange Offer is that the exchange of the Original Notes for Exchange Notes by holders will not be a taxable exchange for federal income tax purposes, and such holders will not recognize any taxable gain or loss or any interest income as a result of such exchange. Our opinion is based on Treasury Regulation
Section 1.1001-3 and on statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the relevant facts from those set forth in the Registration Statement may affect the conclusions stated herein.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Exchange Notes.

October 25, 1996
Page 2


        This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

        This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

        We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the legality of the Exchange Notes for the Company and the taxability of the exchange and to the reference to our name under the captions "Legal Matters" and "The Exchange Offer -- Federal Income Tax Consequences" in such Prospectus. We further consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                    Very truly yours,

                                    PRESTON GATES & ELLIS



                                    By  /s/ G. Scott Greenburg
                                       ------------------------
                                         G. Scott Greenburg